Exhibit 24

                          POWER OF ATTORNEY

          We, the undersigned officers and directors of Fleming Companies, Inc. (hereinafter the "Company"), hereby severally constitute Mark S. Hansen and David R. Almond, and each of them, severally, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, a Registration Statement (and any and all amendments thereto, including post-effective amendments) on Form S-8 to be filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1993 up to 2,700,000 shares of common stock of the Company to be issued pursuant to the Fleming Companies, Inc. 1999 Stock Incentive Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

   Signature                       Title                        Date
   ---------                       -----                        ----

MARK. S. HANSEN                 Chairman, Chief           )
Mark S. Hansen                  Executive Officer and     )
                                Director                  )
                                                          )
JOHN T. STANDLEY                Executive Vice President  )
John T. Standley                and Chief Financial       )
                                Officer                   )
                                                          )
KEVIN J. TWOMEY                 Senior Vice President     )
Kevin J. Twomey                 and Controller (Principal )
                                Accounting Officer        )
                                                          )
ARCHIE R. DYKES                 Director                  )    June 11, 1999
Archie R. Dykes                                           )
                                                          )
CAROL B. HALLETT                Director                  )
Carol B. Hallett                                          )
                                                          )
HERBERT M. BAUM                 Director                  )
Herbert M. Baum                                           )
                                                          )
EDWARD C. JOULLIAN III          Director                  )
Edward C. Joullian III                                    )
                                                          )
JACK W. BAKER                   Director                  )
Jack W. Baker                                             )
                                                          )
ALICE M. PETERSON               Director                  )
Alice M. Peterson                                         )
                                                          )
GUY A. OSBORN                   Director                  )
Guy A. Osborn                                             )
                                                          )
DAVID A. RISMILLER              Director                  )
David A. Rismiller                                        )